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                                                                    EXHIBIT 99.1


                                    Contacts:  John G. Schulte
                                               Robert D. McCulloch
                                               Somnus Medical Technologies, Inc.
                                               (408) 773-9121

For Immediate Release

 SOMNUS MEDICAL TECHNOLOGIES, INC. ANNOUNCES AGREEMENT TO BE ACQUIRED BY GYRUS
                                   GROUP PLC

     Sunnyvale, CA, (May 4, 2001) - Somnus Medical Technologies, Inc. (NASDAQ:
SOMN), a leading designer, developer, manufacturer and marketer of innovative medical devices that utilize proprietary temperature-controlled radiofrequency technology for the treatment of upper airway disorders and Gyrus Group PLC (UK:GYG) a worldwide leader in RF surgical systems located in the United Kingdom, today announced that they have entered into a definitive merger agreement under which Gyrus will make a cash tender offer, subject to the approval of regulatory authorities and to conditions set forth in the merger agreement, for all of Somnus' outstanding shares. Gyrus will offer $3.11 per share, for an aggregate purchase price of approximately $55.7 million. The transaction will enable Gyrus to strengthen its global leadership position in application of RF energy to treat different parts of the body and will expand its line of products dedicated to providing minimally invasive surgical options into the upper airway disorders market.

     "We are extremely pleased with having entered into an agreement to be acquired by Gyrus. The value of the proposed merger to our stockholders represents a premium of 86% over our closing price on May 2, 2001. The effort of the combined entity to expand the use of RF energy for the treatment of upper airway disorders should help us achieve a market penetration for Somnoplasty much more rapidly than we could have achieved as a stand-alone company," said John Schulte, Somnus' Chief Executive Officer. ABN AMRO Incorporated, which acquired the U.S. investment banking business of ING Barings LLC, acted as a financial advisor for Somnus in this transaction.

     Under the terms of the definitive merger agreement, Gyrus will first make a cash tender offer for all of Somnus' outstanding common stock. Gyrus' obligation to consummate the tender offer is subject to certain conditions, including the tender of a majority of the outstanding shares of Somnus' common stock in the tender offer, and the receipt of certain U.S. and U.K. regulatory approvals. In addition, the consummation of the tender offer is subject to Gyrus closing its announced acquisition of the Ear, Nose & Throat division of Smith & Nephew, Inc. and the closing of the firmly underwritten financing of both acquisitions. The tender offer is expected to commence in early May and to close in June 2001. Following consummation of the tender offer, and subject to the conditions set forth in the merger agreement, Gyrus will acquire the remaining untendered shares of Somnus' outstanding common stock through a merger of a wholly owned subsidiary of Gyrus with and into Somnus.
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     Somnus will hold a conference call discussing this release in which Gyrus,
Executive Chairman, Brian Steer, will participate on May 4, 2001 at 6:00 a.m. PST. The conference call will be simultaneously webcast on www.streetevents.com
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and at the Company's website located on www.somnus.com.  A telephonic replay of
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the conference call can be accessed for 1 week by dialing 888-258-7854, or
International playback 703-925-2490 passcode 06540. A webcast of the conference call will be available on the Somnus website and for one month on the StreetEvents website.


IMPORTANT INFORMATION: THIS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES OF SOMNUS. THE TENDER OFFER WILL BE MADE SOLELY BY AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL TO BE DISSEMINATED UPON THE COMMENCEMENT OF THE TENDER OFFER. STOCKHOLDERS OF SOMNUS SHOULD READ THE TENDER OFFER DOCUMENTS, INCLUDING THE SOMNUS SOLICITATION/RECOMMENDATION STATEMENT WHEN IT IS AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS CAN OBTAIN THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FREE WHEN THEY ARE AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. ALSO, IF STOCKHOLDERS
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WRITE SOMNUS OR CALL SOMNUS, SOMNUS WILL SEND THEM THE
SOLICITATION/RECOMMENDATION STATEMENT FOR FREE WHEN IT IS AVAILABLE. STOCKHOLDERS CAN CALL SOMNUS AT (408) 773-9121 OR WRITE SOMNUS AT:

                         Investor Relations Department
                       Somnus Medical Technologies, Inc.
                              285 North Wolfe Road
                              Sunnyvale, CA  94086

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